UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2017

MSA SAFETY INCORPORATED
(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	46-4914539
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
1000 Cranberry Woods Drive Cranberry Township, PA	16066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 724-776-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) CEO Retirement

On December 13, 2017, William M. Lambert, the Chairman and Chief Executive Officer of MSA Safety Incorporated, notified the Company that he intends to retire as Chief Executive Officer in May 2018 but will continue as a director of the Company. The Company’s press release announcing Mr. Lambert’s retirement is filed as an exhibit to this report.

(d) Election of Director

On December 13, 2017 the Board of Directors of MSA Safety Incorporated elected Nishan J. Vartanian to the Company’s Board of Directors. His election is part of a planned management succession and coincides with Mr. Lambert’s announcement of his intention to retire as Chief Executive Officer in May 2018. The Company’s press release announcing the election is filed as an exhibit to this report.

Mr. Vartanian is not expected to join the Audit, Compensation or Nominating and Corporate Governance Committees of the Board. Mr. Vartanian will not receive any additional compensation for his services on the Board beyond his compensation as an employee of the Company. His employment compensation is set forth in the “Executive Compensation“ section of the most recent Proxy Statement dated April 7, 2017, as supplemented by the Company’s June 22, 2017 current report on Form 8-K/A, both of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit No. Description
99.1 Press Release dated December 14, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSA SAFETY INCORPORATED
(Registrant)

By    /s/ Douglas K. McClaine
_________________________________________
Douglas K. McClaine
Senior Vice President, Secretary
and Chief Legal Officer

Date: December 14, 2017

EXHIBIT INDEX

Exhibit No. Description

99.1 Press Release dated December 14, 2017